OMNOVA SOLUTIONS INC.

Authorization and Designation to Sign and File


Section 16 and Rule 144 Reporting Forms





	The

undersigned, Steven W. Percy, a director of OMNOVA Solutions Inc., an Ohio corporation, does hereby authorize and designate James C. LeMay and

Kristine C. Syrvalin, or any of them, with full powers of substitution and resubstitution, to sign and file on the undersigned's behalf (I) any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended Section 16 with respect to the ownership of equity securities of OMNOVA Solutions Inc., including, without limitation, all
Forms 3, 4, and 5 relating to equity securities of OMNOVA
Solutions Inc.
pursuant to the requirements of Section 16, and (ii) any and all notices pursuant to Rule 144 under the Securities Act of 1933
(Rule 144) with
respect to sales of shares of equity securities of OMNOVA
Solutions Inc.,
including, without limitation, all notices of proposed sales on Form 144.
This authorization, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned s reporting obligations under Section
16 and Rule 144 cease with respect to equity securities of OMNOVA Solutions
Inc.

	In witness whereof, the
undersigned has executed this
Authorization and Designation this 13th day of March, 2002.




					/s/Steven W. Percy								 Steven W.
Percy